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THIS LEASE is dated the 17th day of December 1996.

BETWEEN:

                              Harwood Corporation

                                (the "Landlord")
                                    - and -

                    Fortune Entertainment Group Corporation

                                 (the "Tenant")

Section 1: Grant and Premises

In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant the mutually agreed upon Rentable Area (the "Premises") comprising 2,333 square feet, situated on the 3rd floor of the Bower Building (the "Building") located at 543 Granville Street, Vancouver, British Columbia on lands and premises which are legally described as: Lot 2, Block 32, D1.541 (the "Lands") for the Term. Useable are a comprises 1,927 square feet, shown outlined in red on the plan attached as Schedule "A" The parties hereto mutually agree that the above figures are the correct figures and will be used in all calculations under this Lease.

Section 2: Term

The term of this Lease (the "Term") is 5 (five) years commencing from the 1st day of March 1, 1997 (the "Commencement Date") and continuing to the last day of February 28, 2002.

Section 3: Rent

(a) The Rent for the Premises shall be $11.75 per square foot. The annual Rent during this time shall be $27,412.75 payable in monthly installments of $2,284.40. The Tenant shall pay rent (the "Rent") throughout the Term, to the Landload, at the office of the Landlord or at such other place designated by the Landlord, in lawful money of Canada, without prior demand and without any deduction, abatement, setoff or compensation. Rent will be payable to the Landlord in equal monthly installments, each in advance, on the first day of each calendar month of the Term commencing on the Commencement Date.

(b) The Tenant shall also pay to the Landlord the Tenant's proportionate share of Operating Costs (outlined in Schedule "B") and the estimated property taxes for the Premises in equal monthly installments. This rate is currently estimated at $10.00 per square foot (Operating Costs and Property Taxes combined). Such payment shall be included with the Rent payment set out in Section 3(a). In the event that the actual taxes exceed the estimated amount, the Tenant shall pay such deficiency on demand. In the event actual taxes are less than the estimated amount paid by the Tenant, the Landlord shall refund to the Tenant the amount paid in excess of the actual taxes.

(c) The Tenant shall also pay to the Landlord or to the appropriate taxing authority if required by the Landlord, all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise. The Landlord shall have the same remedies and rights with respect to the payment or recovery of such taxes as it has for the payment or recovery of Rent under this Lease.

(d) A deposit cheque for $9,049.12 payable to the Royal LePage, has been received, and one half shall be credited to the Tenant for its payment of the first Basic Rent due, plus Goods and Services Tax. The balance shall be held as security and credited towards the last months Basic Rent due in the Term. In the event of default under the terms hereof, the Landlord may terminate this agreement and retain the deposit in full satisfaction of any remedies available to the Landlord. The deposit shall be held, in trust, until the Tenant takes possession.

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(e) During the first two years of the Term, payment of Rent and Operating Costs is guaranteed jointly and severally by David B. Jackson and Bryan M. Dear.

Section 4: Option to Renew

Subject to the Landlord requiring the Premises for connection to the Pacific Centre mall, the Tenant shall have the right to renew the Lease with respect to the Premises and any additional space leased for an additional Term of 5 (five) years on the same terms and conditions, save and except for any inducements, option and the Rent. The Rent during the renewal period shall be at a fair market rent for the space at the time of renewal. Such rate shall be mutually agreed upon by the Tenant and Landlord, failing which the rate shall be determined by an arbitrator mutually agreed to by the Tenant and Landlord. To exercise the right, the Tenant shall give written notice to the Landlord no later than 4 (four) months prior to the date of expiry of the Term, otherwise this Option to Renew shall be deemed waived.

Section 5: Use

The Premises shall be used for the purposes of a business office only. The Tenant shall conduct its business in the Premises in a reputable and first class manner.

Section 6: Taxes and Utilities

(a) The Tenant shall pay when due all business taxes attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Premises and to any leasehold improvements installed in the Premises and to the use of the Building by the Tenant.

(b) The Landlord shall replace bulbs, tubes and ballasts in the lighting system in the Premises.

Section 7: Landlord's Services

(a) The Landlord shall make available to the Premises electricity for normal lighting and miscellaneous power requirements and, in normal quantities, water and other public utilities generally made available to other tenants of the Building by the Landlord. Elevators, Building access and washrooms are available at all times to Tenant, subject to Section 21(b).

(b) The Landlord may: (i) alter the Building (ii) do such things on, or in the Lands as are required to comply with any laws, regulations, orders or directives affecting the Lands; and (iii) do such other things on or in the Lands as the Landlord, in the use of good business judgment determines to be advisable; provided that notwithstanding anything contained in this Section, access to the Premises shall at all times be available. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

(c) The Landlord will provide janitorial and cleaning services consistent with the standard of first class buildings in the City of Vancouver.

Section 8: Receiving, Shipping, Movement of Articles

(a) The Tenant shall not receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord and under the supervision of the Landlord.

(b) Hand trucks, carryalls or similar appliances shall only be used in the Building with the consent of the Landlord and shall be equipped with rubber tires, slide guards and other such safeguards as the Landlord requires.

(c) The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord.

Section 9: Access and Entry

(a) The Landlord shall be entitled at all reasonable times, and at any time in case of emergency to enter the Premises to examine them; to make such repairs, alterations or improvements in the Premises or to the Building as the Landlord considers necessary or desirable and for any other purpose necessary to enable the Landlord to perform its obligations or exercise its rights under this Lease or in the administration of the Building. The Landlord shall exercise its rights under this Section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.
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(b) The Landlord and its agents shall have the right to enter the Premises at all reasonable times, with prior consent not to be unreasonably withheld, to show them to prospective purchasers and, during the last four months of the Term (or the last four months of any renewal term if this Lease is renewed), to prospective tenants.

(c) No entry into the Premises or anything done hereunder by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction.

Section 10: Maintenance

(a) The Landlord may enter the Premises at all reasonable times to view their condition and the Tenant shall at its sole cost maintain and keep the Premises in good and substantial repair according to notice in writing. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term.

(b) If the Tenant fails to carry out any maintenance, repairs or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance or repairs without any liability for any resulting damage to the Tenant's property or business. The cost of such work, plus a sum equal to 15% of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

Section 11: Landlord's Work

The Landlord shall, at its cost, provide improvements as detailed in Schedle C, hereof.

Section 12: Parking

The Landlord shall provide to the Tenant 2 reserved parking stalls in the Building at market rate (currently $150.00 per month plus GST and PST).


Section 13: Time Of The Essence

Time is of the essence in this agreement.

Section 14: Compliance with Laws

The Tenant shall, at its own expense, promptly comply with all laws, by-laws and government orders and all reasonable requirements or directives of the Landlord affecting the Premises or their use, repair or alteration.

Section 15: Lease Provisions

All provisions of this Lease shall survive the completion of this transaction. In the event of any conflict between the provisions of this Lease and the Offer to Lease, the provisions of this Lease shall prevail.

Section 16: Tenant Improvements

(a) The Tenant acknowledges and agrees that the Landlord will provide a contribution towards the cost of Improvements. These improvements shall be as agreed by the Landlord and Tenant within 5 (five) days of submission by the Tenant to the Landlord of specifications and drawings detailing the Tenant Improvements. The Landlord shall contribute to a maximum value of $32.00 (thirty-two) per useable square foot. The Tenant Improvement Allowance shall be payable by the Landlord to the approved contractor on submission of the contractor's invoices duly certified as correct by the Tenant after the specified work has been completed. The final 10% payment shall be made after the time limit for filing a lien has expired and following receipt by the Landlord of a statutory declaration as the non-existence of any liens. Any and all contracts for the purpose of Tenant Improvements must be approved by the Landlord. Tenant Improvements in excess of the $32.00 (thirty-two) per useable square foot allowance shall be paid in full by the Tenant.
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Section 17: Tenant's Alterations

(a) No repairs or alterations shall be made to the Premises without the Landlord's written approval, such approval not to be unreasonably withheld. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified engineers conforming to good engineering practice. All such alterations shall be performed: (i) at the sole cost of the Tenant; (ii) by contractors and workmen approved by the Landlord;
(iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved by the Landlord; (v) in accordance with all applicable legal and insurance requirements; (vi) subject to the reasonable regulations, supervision, control and inspection of the Landlord; (vii) subject to such indemnification against liens and expenses as the Landlord reasonably requires; and (viii) in accordance with all applicable laws, by-laws and government orders. The Landlord's reasonable cost incurred with respect to the Tenant's repairs and alterations including without limitation the cost of approving, supervising and inspecting all such work shall be paid by the Tenant if any alterations are completed after the Commencement Date.

(b) The Tenant shall promptly pay for all materials supplied and work done with respect to repairs and alterations of the Premises so as to ensure that no lien is registered against any portion of the Lands. If a lien is registered, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may at its option discharge the lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount so paid and all expenses of the Landlord including reasonable legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord.

(c) The Tenant shall be entitled to erect signage in the Premises. All signage must meet City of Vancouver by-laws, and be in keeping with the stature of the Building. The Landlord shall have the sole determination whether any signage is in keeping with said stature.

Section 18: Repair Where Tenant at Fault

Notwithstanding any other provision of this Lease, if the Building is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, contractors or others for whom it is in law responsible, the cost of the resulting repairs, replacements or alterations plus a sum equal to 15% of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord. Landlord has sole discretion.

Sectin 19: Removal of Tenant Improvements

(a) All Tenant Improvements (other than trade fixtures) shall immediately upon their replacement, before or during the Term, become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no improvements shall be removed from the Premises by the Tenant either during or at the expiration or sooner termination of the Term except that:

     (i) the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and

     (ii) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove its trade fixtures from the Premises, failing which, at the option of the Landlord, the trade fixtures shall become the property of the Landlord and may be removed from the Premises and sole or disposed of by the Landlord in such manner as it deems advisable.

Section 20: Tenant's Insurance

(a) The Tenant shall, throughout the Term, take out and keep in full force and effect, insurance for all contents and Tenant Improvements. In addition, comprehensive general liability insurance which includes the following coverages; owners protective; personal injury; occurrence property damage; and employers and blanket contractual liability must be in effect. Such policies shall: contain inclusive limits of not less than $5,000,000; provide for costs liability; and name the Landlord as an insured. Such insurance may be in the form of a binder on the Tenant's existing blanket insurance policy. All policies shall contain (i) the Landlord's mortgagee(s) (if any) standard mortgage clause,
(ii) a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord, its mortgagees and against those for whom the Landlord is in law responsible, and (iii) an undertaking by the insurers to notify the Landlord and the Landlord's mortgagee(s) (if any) in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof.


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(b)  The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises. If: (i) the conduct of business in, or use or manner of use of the Premises; (ii) or any acts or omissions of the Tenant cause or result in any increase in premiums for any insurance carried by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums.

Section 21: Loss or Damage

(a) The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Lands or damage to property of the Tenant or of others located on the Premises or elsewhere except in the case of negligence. The Landlord shall not be liable for any such damage caused by other tenants or persons on the Lands, or the public. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.

(b) The Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building except in the case of negligence. The Landlord shall have the right to stop, interrupt or reduce any services, systems or utilities provided to, or serving the Building to perform repairs, alterations or maintenance or to comply with laws or regulations, or requirements of its insurers, or for causes beyond the Landlord's reasonable control.

Section 22: Indemnification of the Landlord

Notwithstanding any other provision of this Lease, the Tenant shall indemnify the Landlord and save it harmless from all loss (including loss of Rent) claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this Lease, or any occurrence in, upon or at the Premises, or the use by the Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless in connection with such litigation. The Landlord may, at its option, participate in or assume carriage of any litigation or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this Lease. Alternatively, the Landlord may require the Tenant to assume carriage of and responsibility for all or any part of such litigation or discussions.

Section 23: Destruction of or Damage to Building

(a)  Notwithstanding anything contained in this Lease, if:

        (i)  thirty-five percent (35%) or more of the Building; or

        (ii) a portion of the Building or of the Lands or any other improvements on the Lands which affect access or services essential to the Premises;

is damaged or destroyed by any cause whatsoever (irrespective of whether the Premises are damaged or destroyed) and if, in the opinion of the Landlord reasonably arrived at, the Building or the essential portion described above, as the case may be, so damaged or destroyed cannot be rebuilt or made fit for the purposes of the respective tenants of such space within one hundred and eighty
(180) days of the happening of the damage or destruction; then, the Landlord or Tenant may at its option (to be exercised by written notice to the other party within sixty (60) days following any such occurrence), elect to terminate this Lease. In the case of such election, the Term and the tenancy hereby created shall expire upon the thirtieth (30th) day after such notice is given, without indemnity or penalty payable by, or any other recourse against the Landlord, and the Tenant shall, within such thirty (30) day period, vacate the Premises and surrender them to the Landlord with the Landlord having the right to re-enter and repossess the Premises discharged of this Lease. Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination.

(b) If the Landlord is entitled to, but does not elect to terminate this Lease under Section 23(a) the Landlord shall, following such damage or destruction, diligently repair if necessary that part of the Building damaged or destroyed, but only to the extent of the Landlord's obligations under the terms of the various leases for premises in the Building and exclusive of any tenant's responsibilities with respect to such repair. If the Landlord elects to repair the Building, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Building.


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Section 24: Assignments, Subleases and Transfers

The Tenant shall not enter into, consent to, or permit any assignment, sublease or other assignment, sublease or other transfer of this Lease or its rights with respect to the Premises without prior written consent of the Landlord, which consent shall not be unreasonably withheld.

Section 25: Assignment By Landlord

The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Building or Lands or this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released from all subsequent liability under this Lease.

Section 26: Defaults

An "Event of Default" shall occur whenever:

(a) any Rent is in arrears and is not paid within 5 (five) days after written demand by the Landlord;

(b) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and:

     (i) fails to remedy such breach within 15 (fifteen) days (or such shorter period as may be provided in this Lease) of the receipt of written notification of the alleged breach;

     (ii) if such breach cannot be reasonably remedied within 15 days or such shorter period, the Tenant fails to commence to remedy such breach within such 15 days or shorter period or thereafter fails to proceed diligently to remedy such breach; in either case after notice in writing from the Landlord; or

(c) the Tenant becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution winding-up or other termination of the Tenant's existence or the liquidation of its assets; or

(d) the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least 3 months, or the Premises become vacant and unoccupied for a period of 10 (ten) consecutive days or more without the consent of the Landlord.

Section 27: Default and Remedies

(a) If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies which are cumulative and not alternative:

    (i) on providing the Tenant with notice of the default, and allowing 15 (fifteen) days to remedy said default, to terminate this Lease whether or not the Landlord has, with respect to the same or another Event of Default, previously elected or pursued a right or remedy which is inconsistent with termination of this Lease;

    (ii) to enter the Premises as agent of the Tenant and to relet the Premises for whatever term, and on such terms as the Landlord in its discretion may determine and to receive the Rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord. If any reletting extends for a period beyond the end of the Term, such reletting shall not constitute a termination of this Lease, but a reletting as agent of the Tenant up to the end of the Term and a letting thereafter by the Landlord for its own account;
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     (iii) to recover from the Tenant all damages, and expenses incurred by the
Landlord as a result of any breach by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises;

     (iv) to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default; and

     (v) to recover from the Tenant the full amount of the current month's Rent together with the next 3 month's installments of Rent, all of which shall immediately become due and payable as accelerated rent.

(b) Notwithstanding any provision of this Lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

Section 28: Damages and Costs

The Tenant shall pay to the Landlord all reasonable damages and costs (including, without limitation, all legal fees on a solicitor and his client basis) incurred by the Landlord in enforcing or interpreting the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure, or to indemnify the Landlord. Landlord has sole discretion, subject to arbitration.

Section 29: Survival of Obligations

If the Tenant has failed to fulfill its obligations under this Lease with respect to the payment of Rent or the removal of improvement and fixtures from the Premises at the end of the Term, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration, surrender or sooner termination of the Term.

Section 30: Subordination

(a) This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, charges or like security agreements arranged by the Landlord of its interest in the Building (the "Mortgages"). On request, the Tenant shall acknowledge in writing the subordination of this Lease and its rights under this Lease to any and all such Mortgages and to all advances made under such Mortgages, provided however, the Landlord has obtained a non-disturbance agreement in favour of the Tenant. The form of such subordination shall be mutually agreeable to the Landlord and Tenant.

(b) Within 10 days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord a statement or estoppel certificate to the Landlord as to the status of this Lease, including as to whether this Lease is unmodified and in full force and effect; the amount of Rent then being paid; and any other matters pertaining to this Lease as to which the Landlord shall request such statement or certificate, provided that in no event does such estoppel certificate adversely affect in any way the rights of the Tenant or its security of tenure.

Section 31: Rules and Regulations

The Tenant shall comply with all Rules and Regulations, and amendments thereto, adopted by the Landlord from time to time. Such Rules and Regulations may differentiate between different types of businesses in the Building, and the Landlord shall have no obligation to enforce any Rule or Regulation or the provisions of any other lease against any other tenant, and the Landlord shall have no liability to the Tenant with respect thereto.

Section 32: Registration

Neither the Tenant nor anyone claiming under the Tenant shall register this Lease.

Section 33: Notices

Any notice, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by registered mail postage prepaid, addressed; (a) if to the Landlord; #1700 - 543 Granville Street, Vancouver, B.C. V6C IX8; and (b) if to the Tenant: #303 - 543 Granville Street, Vancouver, B.C. V6C IX8. Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then 48 hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person.

Section 34: Entire Agreement

This Lease sets forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no agreements or understandings between them other than as are herein set forth. Subject to Section 31, this Lease may not be modified except by agreement in writing executed by the Landlord and Tenant.

Section 35: Overholding

If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Rent payable in advance on the first day of each month equal to twice the monthly amount of Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as these are applicable to a monthly tenancy.

Section 36: Housekeeping

(a) The Tenant shall permit window cleaners to clean the windows of the Premises during normal business hours.

(b) The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Lands or Building outside of the Premises, other than in a location provided by the Landlord specifically for such purposes, and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises.

Section 37: Execution

The Tenant confirms and agrees that this Lease has been executed by its authorized signatories and that if only one signatory has signed this Lease, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases by such sole authorized signatory and if this Lease is not executed under seal by the Tenant, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases without a seal. The officers of Harwood Corporation are Rachel Campbell, Daen Campbell and Jordan Campbell and any or all of them are authorized to execute this Lease on one another's behalf and have signing authority for Harwood Corporation.

Section 38: Bicycles

No bicycle or other vehicle shall be brought within the Lands or Building without consent of the Landlord.

IN WITNESS WHEREOF the Landlord and Tenant have signed this Lease under seal.

Harwood Corporation

(The Landlord)                          /s/ XXXXXXXXXXXXXXXXXXXXX
                                        ----------------------------------------

Fortune Entertainment Corporation

(The Tenant)                            Per: /s/ David B. Jackson
                                        ----------------------------------------
                                        Authorized Signature

David B. Jackson                        /s/ David B. Jackson
(Guarantor)                             ----------------------------------------
                                        David B. Jackson

Bryan M. Dear                           /s/ Bryan M. Dear
(Guarantor)                             ----------------------------------------
                                        Bryan M. Dear

                                   SCHEDULE A
                                   ----------

                          BOWER BUILDING - THIRD FLOOR


                                [GRAPHIC OMITTED]


BOWER BUILDING - 543 GRANVILLE STREET - 3RD FLOOR

                                   SCHEDULE B
                                   ----------

The Tenant will pay their proportionate share of the Buildings Property Taxes and Operating Costs as set out below;

RENT, AREA OF FLOOR         2,333 SQ.FT
-------------------         --------------
  BUILDING AREA        =    57,780.0 SQ.FT    = 4.40%


Operating Costs means any amount paid or payable whether by the Landlord or by others on behalf of the Landlord for maintenance, operation, repair, replacement to and administration of the Building or allocated by the Landlord to the Building and for services provided to Tenants, calculated as if the Building were 100% occupied by Tenants during the Term, including without limitation:

(a) The cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance;

(b) The cost of security, janitorial, landscaping, window cleaning, garbage removal, snow removal services and regulations;

(c) The cost of heating, ventilation and air-conditioning;

(d) The cost of all fuel, steam, water, electricity, telephone and other utilities used in the maintenance, operation or administration of the Building, including charges and imposts related to such utilities to the extent such costs, charges and imposts are not recovered from other Tenants;

(e) Salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, security, supervision or cleaning of the Building, including fringe benefits, unemployment and workmen's compensation insurance premiums, pension plan contributions and other employment costs and the cost of engaging contractors for the repair, maintenance, security, supervision or cleaning of the Building;

(f) Auditing, accounting, legal and other professional and consulting fees and disbursements incurred in the preparation of certificates of operating and other costs, together with legal and consulting fees and disbursements;

(g) The costs; (i) of repairing, operating and maintaining the Building and the equipment serving the Building and of all replacements and modifications to the Building or such equipment, including those made by the Landlord in order to comply with laws or regulations affecting the Building; (ii) incurred by the Landlord in providing and installing energy conservation equipment or systems and life safety systems; (iii) incurred by the Landlord to make alterations, replacements or additions intended to reduce operating costs, improve the operation of the Building or maintain its operation as a first class office building; and (iv) incurred to replace machinery or equipment which by its nature requires periodic replacement; all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with sound accounting principles;

(h) The cost of the rental of all equipment, supplies, tools, materials and signs;

(i) All costs incurred by the Landlord in contesting or appealing Taxes or related assessments including legal appraisal and other professional fees, and administration and overhead costs;

(j) Capital Tax;

(k) Depreciation or amortization of the Operating Costs as determined by the Landlord in accordance with sound accounting principles, if such costs have not been charged fully in the Fiscal Year in which they are incurred;

(l) A fee for the administration and management of the Building equal to an amount which the Landlord might reasonably pay to a third party for the administration and management of the Building.

                                   SCHEDULE C
                                   ----------

                                LANDLORD'S WORK
                                ---------------

The Landlord shall, at its expense, in conjunction with the Tenant's Leasehold Improvements, provide the following:

(a) T-Bar ceilings.

(b) Exterior vertical venetian blinds.

(c) Smooth concrete floors ready for floor coverings.

(d) Fluorescent lighting fixtures in accordance with Tenant's layout.

(e) Electrical panel and supply system ready for Tenant's wiring.

(f) Heating, ventilation and air conditioning in accordance with Tenant's layout.

(g) Automatic sprinkler system in accordance with Tenant's layout.

(h) Tenant's name on directory in Building lobby.